Exhibit 32.2

Certification Pursuant to Section 906  of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

I, Gunther Than, Chief Financial Officer of View Systems, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1

.  the Quarterly Report on Form 10-Q of the Corporation for the quarter ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

View Systems, Inc.

Date: November 5, 2008	By:	/s/ Gunther Than
Gunther Than
President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board (Principal Executive Officer, Principal Financial and Accounting Officer)